Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-4 of our report dated July 7, 2023, (January 16, 2024 , as to Notes 1, 6, 11, and 17), relating to the financial statements of Revelyst, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Salt Lake City, Utah
January 16, 2024